Exhibit 4.2
Certificate No. W-#l

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A ONE YEAR HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL 12:00 MIDNIGHT ON JUNE 16,1998, EXCEPT AS PERMITTED BY THE SECURITIES ACT, S.B.C. 1985, CHAPTER 83, AS AMENDED (THE "ACT"), AND REGULATIONS AND RULES MADE UNDER THE ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ALSO HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR IN COMPLIANCE WITH THE REQUIREMENTS OF REGULATION S UNDER SUCH ACT, AS EVIDENCED BY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE TIME LIMIT HEREIN PROVIDED.

                            NON-TRANSFERABLE WARRANT
                            ANTIGUA ENTERPRISES INC.

(Incorporated under the laws of the Province of British Columbia, Canada)

                             WARRANT FOR PURCHASE OF
                              50,000 COMMON SHARES

WE, THE UNDERSIGNED, HEREBY CERTIFY THAT, for value received, THOMAS E. DOOLEY, JR. of 12401 East Saddle Horn Drive, Scottsdale, Arizona, U. S. A. 85259 (hereinafter called the "Holder") is entitled to subscribe for and purchase 50,000 fully paid and non-assessable Common shares without par value in the capital of SOUTHHAMPTON ENTERPRISES CORP. (hereinafter called the "Issuer") at any time during the period from the date of his Warrant Certificate until 12:00 midnight, local time, in Vancouver, British Columbia, Canada, on May 29, 2002, exercisable at an escalating price, as follows:

(a) during the 12-month period from 8:30 o'clock in the forenoon on the date of issuance of this Warrant Certificate until 4:30 o'clock in the afternoon on the day preceding the first anniversary of this Warrant Certificate, inclusive, at a price of $7.20 per share;

(b) during the 12-month period from 8:30 o'clock in the forenoon on the first anniversary of the date of issuance of this Warrant Certificate until 4:30 o'clock in the afternoon until 12:00 midnight on the day preceding second anniversary of the issuance of this Warrant Certificate, inclusive, at a price of $8.40 per share;

(c) during, the 12-month period from 8:3O o'clock in the forenoon on the second anniversary of the date of issuance of this Warrant Certificate until 4:30 o'clock in the afternoon on the day preceding the third anniversary of the issuance of this Warrant Certificate, inclusive, at a price of $9.70 per share;

(d) during the 12-month period from 8:30 o'clock in the forenoon on the third anniversary of the issuance of this Warrant Certificate until 4:3O o'clock in the afternoon on the day preceding the fourth anniversary of the issuance of this Warrant Certificate, inclusive, at a price of $10.85 per share; and

(e) during the 12-month period from 8:30 o'clock in the forenoon on the fourth anniversary of the date of issuance of this Warrant Certificate until 4:30 o'clock in the afternoon on the day preceding the fifth anniversary of the issuance of this Warrant Certificate, inclusive, at a price of $12.10 per share,

subject,   however,  to  the  provisions  and  upon  the  terms  and  conditions hereinafter set forth.

The right to acquire Common Shares in the capital of the Issuer evidenced by this Warrant Certificate may be exercised by the Holder in whole or in part (but not as to a fraction of a Common Share), either:

(a)         by:

(i) duly completing in the manner indicated and executing the subscription form attached hereto;

(ii) delivering and surrendering this Warrant Certificate at the office of Montreal Trust Company of Canada located at Suite 401, 510 Burrard Street, Vancouver, British Columbia, Canada V6C 3B9; and

(iii) concurrently with the delivery of this Warrant Certificate as hereinbefore stipulated, delivering to Montreal Trust Company of Canada at the address hereinbeforementioned a banker's draft or certified cheque made payable to the Issuer for or cash in the amount then due to the Issuer for the number of Common Shares purchased upon the exercise of this Warrant Certificate; or

(b) if the average closing price of the Issuer's Common shares listed on the Vancouver Stock Exchange during the ten (10) days on which the Vancouver Stock Exchange shall be open for the trading of the Common shares in the capital of the Issuer immediately preceding the delivery hereinaftermentioned (the "Ten Day Average"), shall exceed the exercise price of the Warrant, by delivery to the Issuer's Registrar and Transfer Agent at Suite 401, 510 Burrard Street, Vancouver, British Columbia, Canada V6C 3B9 of:

(i) the subscription form attached hereto duly completed in the manner indicated and executed by the Holder;

(ii) a supporting statutory declaration setting out the Ten Day Average and the computation thereof made by; and

(iii) this Warrant Certificate, duly endorsed for exercise and surrender by the Holder or, if the Holder is a body corporate or politic, a senior officer or director of the Holder, to elect not to tender cash payment to the Issuer upon the exercise of the Warrant (an "Election"), but instead to be deemed to have tendered the difference between the Warrant exercise price and the Ten Day Average, multiplied by the number of Common Shares which the Holder proposes to purchase by exercise of the Warrant (not exceeding that number of Warrants remaining unexercised prior to such Election) (the "Exercised Warrant") in respect of which such Election shall have been made (the "Aggregate Cashless Warrant Exercise Price"), in payment for the purchase of that certain number of shares which is the quotient of the Aggregate Cashless Warrant Exercise Price divided by the Ten Day Average (the "Elected Shares"), and, if the Holder makes such an Election, the Holder shall be deemed to have exercised the Warrant pursuant to paragraph (a) hereof to a sufficient extent to require the Issuer to issue the Elected Shares and shall be deemed to have surrendered the Warrant to the Issuer for cancellation, to the degree the Warrant shall have been so exercised. As a condition of exercise of the Warrant pursuant to this paragraph
(b), the Issuer may require the Holder to execute any instrument which may, in the reasonable opinion of the Issuer's legal counsel, be necessary or desirable to evidence the extinguishment of any further right of the Holder to exercise the Warrant, to the degree the Warrant shall have been so exercised.

     If the Warrant represented hereby is exercised in whole or in part, certificates representing the Common Shares so purchased shall be delivered to the Holder by the Issuer within a reasonable time and, unless the Warrant has expired, a new Warrant Certificate evidencing the Holder's right to acquire that number of Common Shares, if any, with respect to which the Warrant shall not then have been exercised shall also be issued to the Holder within such time.

     The Issuer covenants and agrees that all Common Shares which may be issued upon the exercise of the right represented by this Warrant Certificate will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Issuer further covenants and agrees that, during the period within which the right represented by this Warrant Certificate may be exercised, the Issuer will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the right represented by this Warrant Certificate in its entirety.

THE FOLLOWING ARE THE TERMS AND CONDITIONS GOVERNING THIS WARRANT CERTIFICATE:

1. If, following the occurrence of one or more events involving the capital reorganization, reclassification, subdivision or consolidation of the capital stock of the Issuer, or the payment of stock dividends by the Issuer, or the merger, amalgamation or other corporate combination of the Issuer with one or more other entities, or any other events in which new securities of any nature are delivered in exchange for the issued Common Shares of the Issuer and such issued Common Shares are cancelled (any of which events is hereinafter called a "Fundamental Change"), the Holder exercises the Warrant represented hereby in whole or in part, instead of issuing those Common Shares which, but for such Fundamental Change and this provision, would have been issued upon such exercise, the Issuer or its successor shall issue an equivalent number of new securities.

2. The Issuer shall not effect any Fundamental Change a consequence of which will be the creation of a successor to the Issuer unless prior to or simultaneously with the consummation thereof the successor acknowledges in writing that it will be bound by and comply with the preceding provision hereof.

3. As used herein, the term, "Common Shares" shall mean and include the presently authorized voting Common shares without par value in the capital stock of the Issuer, the term, "Warrant Certificate" shall mean this certificate representing the right to purchase such number of Common Shares set forth above, and the term, "Warrant" shall mean the the right of the Holder to purchase that certain number of Common Shares set forth above which has been granted by the Issuer pursuant to the acceptance by the Issuer of an offer by the Holder to purchase five times the number of convertible limited retractable 12% Series "A" cumulative Preferred shares, each having no par value, at a price of $1.35 per share (the "Purchased Shares") provided that such a right was granted to the Holder by the Issuer at the same time as the Purchased Shares were issued to the Holder by the Issuer.

4. All references to currency herein shall be deemed to refer to lawful money of Canada.

5. The Warrant shall not entitle the Holder to any rights as a shareholder of the Issuer, including, without limitation, voting rights.

6. The Warrant and all rights represented hereby are neither transferable nor assignable.

7. Upon its surrender by the Holder at the registered and records offices of the Issuer, the Holder, at no cost, may exchange this certificate for a new certificate or certificates of like tenor representing, in the aggregate, the right to subscribe for and purchase that certain number of Common Shares which the Holder may purchase hereunder, which number shall be reduced by the number of Common Shares, if any, which shall already have been issued upon the exercise of this certificate or any replacement thereof (the "Residue"), which new certificates or certificates shall collectively represent the right to purchase the Residue.

8.   Time shall be of the essence hereof.

     IN WITNESS WHEREOF this Warrant Certificate has been duly executed by the Issuer and its Registrar and Transfer Agent at the City of Vancouver in the Province of British Columbia, Canada on the day and year hereinafter written.

Dated: June 16, 1997                        Dated: June 16, 1997

ANTIGUA ENTERPRISES INC.                    MONTREAL TRUST COMPANY OF
                                            CANADA

per: /s/ Illegible                          per: /s/ Illegible
      President                                   Authorized Signatory

per: /s/ Illegible
      Secretary